UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 4, 2010

ACCREDITED MEMBERS HOLDING CORPORATION
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commission File Number	IRS Employer Identification No

2 N. Cascade Ave, #1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

As previously reported under Item 2.01 of the Current Report on Form 8-K, dated October 4, 2010 and filed by Accredited Members Holding Corporation  (“AMHC”) on October 8, 2010 (the “Original 8-K”) , AMHC completed the acquisition of World Wide Premium Packers, Inc., a development stage enterprise ("WWPP") on October 8, 2010.

This Amendment No. 1 to the Original 8-K (“Amendment No. 1”) amends Item 9.01(b) of the Original 8-K and is being filed solely to provide: (i) the historical audited financial statements of WWPP as of September 30, 2010, and for the period from February 14, 2010 (inception) through September 30, 2010 under Item 9.01(a); and (ii) the unaudited pro forma financial information under Item 9.01(b), which financial statements and information were not included in the Original 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The audited financial statements of World Wide Premium Packers, Inc. as of September 30, 2010, and for the period from February 14, 2010 (inception) through September 30, 2010 are filed as Exhibit 99.1with Amendment No. 1.

(b)           Pro Forma Financial Information

The unaudited pro forma financial statements of Accredited Members Holding Corporation reflecting the acquisition of World Wide Premium Packers, Inc. is filed as Exhibit 99.2 to this Amendment No. 1.

(d)  Exhibits

99.1           Financial statements of World Wide Premium Packers, Inc.  Filed herewith.

99.2           Pro Forma Financial Information.  Filed herewith.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of December 2010.

Accredited Members Holding Corporation

By:	/s/ J.W. Roth
Co-Chairman